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                                                                      Exhibit 21

                                 Subsidiary List
                  List of Subsidiaries of Digital Impact, Inc.
                                  As of 6/8/01

                                                                      Jurisdiction of Incorporation
Digital Impact eMarketing (UK) Limited ..........................                England
MineShare, Inc ..................................................                California